Reconciliation of Non-GAAP Financial Measures (unaudited) CDMO Business ($millions) Full Year 2017 Six Months Ended June 30, 2018 Full Year 2018 Estimate Operating Income $25.4 $13.9 $22.6 Depreciation $4.8 $2.3 $4.8 Amortization of intangible assets $2.6 $1.3 $2.6 EBITDA $32.8 $17.5 $30.0 To supplement our financial results determined by U.S. generally accepted accounting principles ("GAAP"), we have also disclosed in the table below the following non-GAAP information for our Contract Development and Manufacturing Organization (CDMO): earnings before interest, taxes, depreciation and amortization ("EBITDA"). We believe this non-GAAP financial measure is helpful in understanding our Manufacturing Business as it is useful to investors in allowing for greater transparency of supplemental information used by management. EBITDA is used by investors, as well as management in assessing our performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, reported GAAP results. Further, Non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared. Exhibit 99.2